As filed with the Securities and Exchange Commission on April 4, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QR ENERGY, LP

(Exact name of registrant as specified in its charter)

Delaware	90-0613069
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(713) 452-2200

(Address of principal executive offices, including zip code)

QRE GP, LLC LONG-TERM INCENTIVE PLAN

(Full title of the plan)

Gregory S. Roden

QRE GP, LLC

5 Houston Center

1401 McKinney Street, Suite 2400

Houston, Texas 77010

(713) 452-2200

(Name, address and telephone number of agent for service)

copy to:

Jeffery K. Malonson

Vinson & Elkins L.L.P.

1001 Fannin, Suite

2500 Houston, Texas 77002

(713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large Accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Units, representing limited partner interests	3,000,000 units	$17.915(2)	$53,745,000(2)	$6,922.36

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional Common Units as may become issuable pursuant to the adjustment provisions of the QRE GP, LLC Long-Term Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act. The price for the 3,000,000 Common Units being registered hereby is based on a price of $17.915, which is the average of the high and low trading prices per Common Unit of QR Energy, LP as reported by the New York Stock Exchange on April 1, 2014.

EXPLANATORY NOTE

On December 21, 2010, QR Energy, LP (the “Registrant”) filed a Registration Statement on Form S-8 with the Securities and Exchange Commission to register 1,800,000 common units representing limited partner interests in the Registrant for issuance pursuant to the QRE GP, LLC Long-Term Incentive Plan. This Registration Statement registers 3,000,000 additional common units for issuance pursuant to an amendment to the Plan which was approved by unitholders of the Registrant on March 10, 2014. Accordingly and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on December 21, 2010 (File No. 333- 171333) are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013 filed on March 3, 2014;

•	Our Current Reports on Form 8-K or Form 8-K/A filed on January 14, 2014, March 3, 2014 and March 19, 2014.

•	The description of the Registrant’s Common Units representing limited partner interests contained in the Registrant’s Registration Statement on Form 8-A, originally filed with the Commission on December 14, 2010 pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on April 4, 2014.

QR ENERGY, LP

By:	QRE GP, LLC, its general partner

By:	/s/ Alan L. Smith
	Name:	Alan L. Smith
	Title:	Chief Executive Officer and Director

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below authorizes and appoints each of Alan L. Smith and Gregory S. Roden, and each of them, severally, acting alone and without the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities to sign any and all amendments (including pre- and post-effective amendments) to this Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on April 4, 2014. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Signature	Title

/s/ Alan L. Smith	Chief Executive Officer and Director (Principal Executive Officer)
Alan L. Smith

/s/ Cedric W. Burgher	Chief Financial Officer (Principal Financial Officer)
Cedric W. Burgher

/s/ Lloyd V. DeLano	Chief Accounting Officer (Principal Accounting Officer)
Lloyd V. DeLano

/s/ John H. Campbell, Jr.	President, Chief Operating Officer, and Director
John H. Campbell, Jr.

/s/ Donald D. Wolf	Chairman of the Board
Donald Wolf

/s/ Toby R. Neugebauer	Director
Toby R. Neugebauer

/s/ S. Wil VanLoh, Jr.	Director
S. Wil VanLoh, Jr.

/s/ Donald E. Powell	Director
Donald E. Powell

/s/ Stephen A. Thorington	Director
Stephen A. Thorington

/s/ Richard K. Hebert	Director
Richard K. Hebert

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of QR Energy, LP (Incorporated by reference to Exhibit 3.1 of QR Energy, LP’s Registration Statement on Form S-1 (File No. 333-169664) filed on September 30, 2010).

4.2	First Amended and Restated Agreement of Limited Partnership of QR Energy, LP (Incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35010) filed on December 22, 2010).

4.3	Amendment No. 1 to the First Amended and Restated Agreement of Limited Partnership of QR Energy, LP, dated as of October 3, 2011 (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35010) filed on October 6, 2011).

4.4	Amendment No. 2 to the First Amended and Restated Agreement of Limited Partnership of QR Energy, LP, dated as of December 12, 2013 (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35010) filed on December 17, 2013).

4.5	Amendment No. 3 to the First Amended and Restated Agreement of Limited Partnership of QR Energy, LP, dated as of March 2, 2014 (Incorporated herein by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K (File No. 001-35010) filed on March 3, 2014).

4.6	QRE GP, LLC Long-Term Incentive Plan, adopted as of December 22, 2010 (Incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K (File No. 001-35010) filed on December 22, 2010).

4.7	First Amendment to the QRE GP, LLC Long-Term Incentive Plan, dated as of March 10, 2014 (Incorporated herein by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K (File No. 001-35010) filed on March 19, 2014).

4.8	Form of Restricted Unit Agreement under the QRE GP, LLC Long-Term Incentive Plan (Incorporated herein by reference to Exhibit 4.4 of the Registrant’s Registration Statement on Form S-8 (File No. 333-171333) filed on December 22, 2010).

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of Netherland, Sewell and Associates, Inc.

23.3*	Consent of Miller & Lents, Ltd.

23.4*	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

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